Exhibit 99

For Immediate Release	Contact Information
November 4, 2003	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

NEWS RELEASE

The Exploration Company Reports Third-Quarter Earnings

     SAN ANTONIO - November 4, 2003 - The Exploration Company (Nasdaq:TXCO) today reported earnings for the third quarter and nine months ended Sept.30, 2003. The Company also provided a brief operations update.

     Revenues for the third quarter were $9.4 million, a 58 percent increase from $6.0 million reported in the third quarter of 2002. Oil and gas sales revenues were higher than in the year-earlier period on higher commodity prices, partially offset by lower production volumes. Quarterly net income was $58,466, or $0.003 per share, compared with $931,953, or $0.04 per share, for the year-earlier period. All per-share amounts are on a diluted basis. TXCO ended the quarter with 22.1 million shares outstanding, an 11 percent increase from 20.0 million shares outstanding at the same point in 2002.

     Ebitda - earnings before interest, taxes, depreciation, depletion and amortization - was $2.7 million, or $0.12 per share, compared to $2.5 million, or $0.12 per share (each based on the then-outstanding per-share basis) for third-quarter 2002. See the accompanying table for a reconciliation of GAAP and non-GAAP measures utilized in calculating Ebitda.

Nine Months

     For the nine months ended Sept. 30, 2003, revenues were $28.4 million, up from $11.9 million in the same period of the prior year. Oil and gas sales increased 68 percent from the 2002 period as both commodity prices and production volumes were higher than in the year-earlier period. Net income for the period was $792,589, or $0.04 per share, compared with $758,374, also $0.04 per share, for the period in 2002.

     Ebitda was $8.2 million, or $0.47 per share, a 96 percent increase from $4.2 million, $0.24 per share, in the 2002 period. Cash flow, or net cash provided by operating activities, reached $11.3 million, compared with $4.0 million in the prior-year period. Depreciation, depletion and amortization increased to $6.7 million, compared to $3.4 million in the year-earlier period. General and administrative costs were $2.6 million, or 9.3 percent of revenues, compared to $1.3 million, or 11.1 percent of revenues, in the prior-year period. Technical and professional staffing levels and associated expenses increased in line with TXCO's higher drilling and operations levels. These increases also were consistent with the expanded compliance burden mandated by the Sarbanes-Oxley Act.

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Production/Drilling

     The Taylor 132-1 wildcat well reached a depth of 20,171 feet with logging completed late last week. Although drilling has now surpassed the original target depth, the well has not encountered basement rock. TXCO's partner, Blue Star Oil & Gas Ltd., remains committed to further exploration of the thickening sedimentary interval the drill bit has discovered to date and now plans to set 7-3/4-inch casing, re-permit the well and continue drilling to a deeper depth in an attempt to delineate the depth of the basin. Jurassic-age sedimentary beds encountered thus far have been very encouraging and multiple, potentially productive intervals have been encountered and await testing and completion attempts once final total depth has been reached.

     Blue Star is carrying TXCO on all costs for the well, which to date total more than $9 million. If successful, TXCO and its partners will receive the net revenue attributable to a 25 percent working interest at no cost until payout on the well.

     The Comanche 2-2 (50% WI), a recently re-entered Glen Rose porosity well, continues to produce water-free oil. The well went on production in early October and produces approximately 750 barrels of oil per day (BOPD) and no water. The well was the first drilled using a new technique developed and recommended by TXCO's technical staff in which the well's horizontal lateral parallels potentially water-productive faults within the porosity interval. A November-to-January hunting season drilling moratorium is now in effect on a portion of the Company's acreage, including the Comanche Ranch, which includes the Glen Rose porosity prospects. TXCO expects to apply this technique for future wells planned following expiration of the hunting season drilling moratorium, as well as re-entries of many wells that already have been drilled.

     In TXCO's Georgetown play, the Vivian 1-687 (50% WI), which went on production in early October, produces approximately 3.5 million cubic feet of gas per day and 32 BOPD. The well made use of new seismic processing techniques that appear to lessen the risk associated with predicting the formation's numerous faults and fractures. Drilling on the next Georgetown well location, selected using the same techniques, will start shortly.

     Through Sept. 30, TXCO spent $28.1 million in the development and purchase of oil and gas properties and other equipment, or 85 percent of its $33.1 million CAPEX budget, with $22.6 million for drilling, $0.3 million for seismic and $5.2 million for other capital projects. The Company participated in 60 wells during the nine months, including 18 wells in the third quarter. In 2002, TXCO drilled 27 new wells in the first nine months, including 15 in the third quarter. To date, TXCO has drilled 66 wells in 2003 and currently expects to drill 80 to 90 new wells for the year, approximating the number drilled in the previous three years combined. The Company drilled 37 wells in 2002. Currently, four rigs are operating on TXCO's Maverick Basin lease block.

     Overall production increased in the current nine-month period compared to 2002 as growing oil output more than replaced a decline in gas production from maturing wells. For the nine months ended Sept. 30, the Company produced 347,951 barrels of oil (BO), compared to 212,402 BO in the same period of 2002. Natural gas production was 1.5 billion cubic feet (Bcf), down from 1.9 Bcf in the prior-year period. Production reached 601,693 barrels of oil equivalent (BOE), a 13.2 percent increase from 531,628 BOE for the 2002 period.

For a more complete discussion of TXCO's current Maverick Basin operations, see the Company's Oct. 23 operations update.

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Management's Perspective

     "I believe we are continuing to build the foundation for our long-term success," said James E. Sigmon, president and CEO. "We're encouraged by the positive results of our drilling program although financial results for the third quarter did not meet our expectations."

     The Jurassic well has confirmed the presence of sediments that have proved highly productive elsewhere and has confirmed the findings of the extensive 3-D seismic study targeting the Jurassic across TXCO's lease block. In the Glen Rose porosity play, the Comanche 2-2 has now been on production for a month and still has produced no water. TXCO believes the new drilling technique employed with this well may allow the Company to produce much more oil from this challenging, yet lucrative, formation, ultimately leading to significant reserve additions from the Glen Rose. "We're also excited about the initial results we've seen from the first Georgetown well using our new geophysical techniques," Sigmon added.

     "Investors know we're simultaneously proving up seven distinct producing horizons in the Maverick Basin through either wildcat exploration or lower-risk exploitation drilling," the CEO continued. "Once we've achieved our drilling objectives, I believe investors may see significant changes in our reserve base and production profile. To date, we have been less than satisfied with our reserve additions. Until we reach critical mass, we will continue aggressively working to develop the many opportunities in this under-explored basin."

About The Exploration Company

     The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin in Southwest Texas. Its long-term business strategy is to acquire undeveloped mineral interests and internally develop a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Stock Market under the symbol "TXCO."

Forward-Looking Statements

     Statements in this press release which are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to future earnings, cash flow, oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended December 31, 2002, and its Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's website at www.txco.com. Copies are available without charge, upon request from the Company.

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Reconciliation of GAAP and Non-GAAP Measures

     Ebitda represents net income before income taxes, interest expense, depreciation, depletion and amortization expense. We believe Ebitda provides a more complete analysis of TXCO's operating performance and debt servicing ability relative to other companies, and of our ability to fund capital expenditure and working capital requirements. This measure is widely used by investors and rating agencies. Ebitda, with certain negotiated adjustments, is referenced in TXCO's financial covenants and required in reporting under our credit facility. Ebitda is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,

($ in thousands)	2003	2002	2003	2002

Net cash provided by
operating activities	$ (51)	$ 2,013	$11,256	$ 4,023
Current taxes	-	-	50	(75)
Interest, net	397	65	659	157
Changes in assets
and liabilities	2,324	406	(3,754)	91

Ebitda	2,670	2,484	8,211	4,196

Less:
Interest, net	397	65	659	157
Income taxes	-	-	50	(75)
DD&A	2,215	1,487	6,709	3,356

Net Income	$ 58	$ 932	$ 793	$ 758

(Financial Information and Selected Operational Tables Follow)

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2003	December 31, 2002

Assets

Current Assets
Cash	$ 5,455,899	$ 2,333,688
Accounts receivable, net	6,616,714	5,118,270
Prepaid expenses	1,010,363	503,176

Total Current Assets	13,082,976	7,955,134

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	60,628,466	39,327,867

Other Assets
Deferred tax asset	5,232,718	5,232,718
Other assets	1,076,338	520,600

Total Other Assets	6,309,056	5,753,318

Total Assets	$80,020,498	$53,036,319

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2003	December 31, 2002

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable, trade	$ 6,778,445	$ 3,684,550
Other payables and accrued liabilities	4,621,493	3,187,174
Undistributed revenue	1,332,312	1,894,144
Current portion of long-term debt	1,660,046	1,073,773

Total Current Liabilities	14,392,296	9,839,641

Long-term Liabilities
Long-term debt, net of current portion	10,490,983	6,143,458
Mandatorily redeemable preferred stock	9,928,149	-
Accrued dividends - preferred stock	17,733	-
Asset retirement obligation	1,502,200	-

Total Long-Term Liabilities	21,939,065	6,143,458

Minority Interest in Consolidated Subsidiaries	106,494	82,846

Stockholders' Equity
Preferred stock - series A, authorized 10,000,000 shares issued and outstanding -0- shares
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 22,242,849 and 20,109,516 shares, outstanding 22,143,049 and 20,009,716 shares	222,428	201,095
Additional paid-in capital	64,014,850	58,216,504
Accumulated deficit	(20,408,628)	(21,201,218)
Less treasury stock, at cost, 99,800 shares	(246,007)	(246,007)

Total Stockholders' Equity	43,582,643	36,970,374

Total Liabilities and Stockholders' Equity	$80,020,498	$53,036,319

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended	Three Months Ended
	September 30, 2003	September 30, 2002

Revenues
Oil and gas sales	$6,027,088	$5,410,090
Gas gathering operations	3,364,162	509,337
Other operating income	2,631	34,879

Total revenues	9,393,881	5,954,306

Costs and Expenses
Lease operations	1,158,760	1,166,427
Production taxes	348,225	292,920
Exploration expenses	292,928	403,167
Impairment and abandonments	641,725	514,950
Gas gathering operations	3,309,515	577,975
Depreciation, depletion and amortization	2,214,530	1,487,466
General and administrative	990,733	507,434

Total costs and expenses	8,956,416	4,950,339

Income from Operations	437,465	1,003,967

Other Income (Expense)
Interest income	10,754	15,144
Interest expense	(407,697)	(80,180)

Total other income (expense)	(396,943)	(65,036)

Income before income taxes, minority interest
and cumulative effect of change in accounting principle	40,522	938,931

Minority interest in income (loss) of subsidiaries	17,944	(6,978)

Income before income taxes and cumulative effect of change in
accounting principle	58,466	931,953
Income tax expense	-	-
Cumulative effect of change in accounting principle, net of tax	-	-

Net Income	$ 58,466	$ 931,953

Earnings Per Share
Basic:
Earnings before cumulative effect of change in
accounting principle	$0.00	$0.05
Cumulative effect of change in accounting principle	-	-

Net earnings per share	$0.00	$0.05

Diluted:
Earnings before cumulative effect of change in
accounting principle	$0.00	$0.04
Cumulative effect of change in accounting principle	-	-

Net earnings per share	$0.00	$0.04

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Nine Months Ended	Nine Months Ended
	September 30, 2003	September 30, 2002

Revenues
Oil and gas sales	$18,484,022	$10,978,399
Gas gathering operations	9,863,948	660,550
Other operating income	2,553	303,917

Total revenues	28,350,523	11,942,866

Costs and Expenses
Lease operations	3,211,075	2,712,397
Production taxes	1,151,498	654,041
Exploration expenses	1,294,529	985,468
Impairment and abandonments	1,517,875	1,257,850
Gas gathering operations	10,324,076	684,536
Depreciation, depletion and amortization	6,708,998	3,356,290
General and administrative	2,621,636	1,322,994

Total costs and expenses	26,829,687	10,973,576

Income from Operations	1,520,836	969,290

Other Income (Expense)
Interest income	21,314	36,818
Interest expense	(679,779)	(193,297)

Total other income (expense)	(658,465)	(156,479)

Income before income taxes, minority interest
and cumulative effect of change in accounting principle	862,371	812,811

Minority interest in income (loss) of subsidiaries	54,218	(129,437)

Income before income taxes and cumulative effect of change in
accounting principle	916,589	683,374
Income tax expense	(50,000)	75,000
Cumulative effect of change in accounting principle, net of tax	(74,000)	-

Net Income	$ 792,589	$ 758,374

Earnings Per Share
Basic:
Earnings before cumulative effect of change in
accounting principle	$0.04	$0.04
Cumulative effect of change in accounting principle	-	-

Net earnings per share	$0.04	$0.04

Diluted:
Earnings before cumulative effect of change in
accounting principle	$0.04	$0.04
Cumulative effect of change in accounting principle	-	-

Net earnings per share	$0.04	$0.04

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended	Nine Months Ended
	September 30, 2003	September 30, 2002

Operating Activities
Net income (loss)	$ 792,589	$ 758,374
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation, depletion and amortization	6,708,998	3,366,396
Impairment and abandonments	1,517,875	1,257,850
Minority interest in (income) loss of subsidiaries	(54,218)	129,437
Cumulative effect of change in accounting principle	74,000	-
Accrued interest expense and accretion of liability - preferred stock	255,594	-
Changes in operating assets and liabilities:
Receivables	(1,498,444)	(2,383,010)
Prepaid expenses and other	(507,187)	(409,882)
Accounts payable and accrued expenses	3,966,382	1,303,829

Net cash provided by operating activities	11,255,589	4,022,994

Investing Activities
Development and purchases of oil and gas properties	(27,781,230)	(22,052,470)
Purchase of other equipment	(354,122)	(559,616)
Proceeds from sale of oil and gas properties	-	200,000
Contributions made by minority interests	71,205	1,272,000
Distributions to minority interests	6,660	(407,947)

Net cash used by investing activities	(28,057,487)	(21,548,033)

Financing Activities
Issuance of redeemable preferred stock, net of offering costs	9,170,632	-
Issuance of common stock, net of offering costs	5,819,679	14,193,398
Proceeds from debt obligations	8,200,000	4,157,565
Proceeds from installment obligations	2,797,078	-
Deferred financing fees	-	(52,648)
Payments on debt obligations	(6,063,280)	(267,861)

Net cash provided by financing activities	19,924,109	18,030,454

Change in cash and equivalents	3,122,211	505,415

Cash and equivalents at beginning of period	2,333,688	2,019,164

Cash and Equivalents at End of Period	$5,455,899	$ 2,524,579

THE EXPLORATION COMPANY SELECTED OPERATING DATA

	Three Months Ended		Nine Months Ended
	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002

Net cash provided (used) in operating activities	$(50,574)	$2,012,835	$11,255,589	$4,022,944

Debt to asset ratio	35.2%	9.3%	35.2%	9.3%

Production

Oil:
Production, in barrels	125,778	130,041	347,951	212,402
Average sales price per barrel	$27.83	$25.27	$28.18	$24.06

Natural Gas:
Production, in Mcf	475,331	626,077	1,522,452	1,915,356
Average sales price per Mcf	$5.32	$3.39	$5.70	$3.06

Equivalent Basis:
Production in Boe	205,000	234,387	601,693	531,628
Average sales price per Boe	$29.40	$23.08	$30.72	$20.65

Production in Mcfe	1,229,999	1,406,323	3,610,158	3,189,768
Average sales price per Mcfe	$4.90	$3.85	$5.12	$3.44

Selected Operating Data
Production volume - oil properties	124,969	122,537	340,138	192,294
Lifting costs-oil (Incl Prod & Sev Tax)	$892,006	$914,660	$2,544,460	$1,465,157
Lifting costs per Barrel	$7.14	$7.46	$7.48	$7.62

Production volume - gas properties	473,287	623,926	1,515,055	1,909,221
Lifting costs-gas (Incl Prod & Sev Tax)	$82,115	$624,788	$1,818,114	$1,868,182
Lifting costs per Mcf	$1.23	$1.00	$1.20	$0.98

Production volume excluding CBM properties	464,948	613,193	1,490,922	1,884,677
Lifting costs excluding CBM activities	$430,412	$497,354	$1,455,297	$1,431,572
Lifting costs per Mcf excluding CBM activities	$0.93	$0.81	$0.98	$0.76

Depletion cost per Boe	$10.54	6.10	$10.90	$6.06

Depletion cost per Mcfe	$1.76	1.02	$1.82	$1.01